UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 16, 2022 (November 16, 2022)

i3 Verticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38532	82-4052852
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

40 Burton Hills Blvd., Suite 415 Nashville, TN		37215
(Address of principal executive offices)		(Zip Code)
(615) 465-4487
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.0001 Par Value	IIIV	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company.  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

As provided in General Instruction B.2 of Form 8-K, the information contained in Items 2.02 and 7.01 of this Current Report on Form 8-K (including Exhibits 99.1 and 99.2 hereto) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 2.02.    Results of Operations and Financial Condition.
On November 16, 2022, i3 Verticals, Inc. (the “Company”) issued a press release announcing the results of its operations for the three months and year ended September 30, 2022. A copy of the press release is furnished as Exhibit 99.1 hereto and is hereby incorporated by reference into this Item 2.02.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 16, 2022, Paul Christians was appointed as the Company’s Chief Operating Officer.
Mr. Christians previously served as the President of the Public Sector Division of the Company since May 2019. Mr. Christians has also served as CEO of Pace Payments Systems, Inc. ("Pace"), a wholly-owned subsidiary of the Company, since May 2019. Prior to joining the Company, Mr. Christians served as the Chairman and CEO of Pace and CEO of all Pace's wholly-owned subsidiaries from October 2009 when Pace was acquired by the Company in May 2019. Prior to serving at Pace, Mr. Christians was the Chairman and CEO of Prime Office Products ("Prime") and CEO of all of Prime's wholly-owned subsidiaries from May 1999 to September 2005 when Prime was sold to Staples, Inc. Mr. Christians holds a Bachelor of Arts from Iowa State University.
In connection with Mr. Christians’s appointment, the Board granted Mr. Christians (i) 25,000 performance stock units (the “PSUs”), and (ii) 5,000 time-based vesting restricted stock (“RSUs”), subject to the terms and conditions of the Company’s 2018 Equity Incentive Plan and the applicable award agreements. The PSUs vest based upon the attainment of certain earnings per share growth targets over a five year period and the RSUs vest in four equal annual installments on each anniversary of the grant date subject to Mr. Christians’s continued service with the Company.
There are no arrangements or understandings between Mr. Christians and any other persons pursuant to which he was selected as the Company’s Chief Operating Officer. There are no family relationships between Mr. Christians and any director or executive officer of the Company, and Mr. Christians has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Effective as of November 16, 2022, the Board adopted amended and restated bylaws of the Company (the bylaws, as so amended and restated, the “Amended and Restated Bylaws”) in connection with the new Securities and Exchange Commission rules regarding universal proxy cards, certain recent changes to the General Corporation Law of the State of Delaware (the “DGCL”), and a periodic review of the bylaws.
The Amended and Restated Bylaws, among other things:
•Enhance the existing procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submission of stockholder proposals made in connection with annual and special meetings of stockholders, including, without limitation, as follows:
◦Requiring additional disclosures, representations and acknowledgments from nominating or proposing stockholders, proposed nominees and other persons associated with nominating or proposing stockholders, including regarding compliance with new Rule 14a-19 under the Securities Exchange Act of 1934, as amended, with respect to nominating stockholders;
◦Providing that the number of nominees proposed by stockholders submitting a nomination notice may not exceed the number of directors to be elected at the relevant meeting of stockholders; and
◦Requiring that any stockholder directly or indirectly soliciting proxies from other stockholders use a proxy card color other than white (white is reserved for exclusive use by the Board);
•Modify the provisions relating to lists of stockholders entitled to vote at a meeting of stockholders to reflect recent amendments to the DGCL; and

•Make various other updates, including ministerial and conforming changes. The foregoing summary of the amendments effected by the Amended and Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and are incorporated herein by reference.
Item 7.01.    Regulation FD Disclosure.
The Company has also prepared a supplemental presentation (the “Supplemental Presentation”) containing certain supplemental financial information for the three months and year ended September 30, 2022. A copy of the Supplemental Presentation is furnished as Exhibit 99.2 hereto and is hereby incorporated by reference into this Item 7.01. A copy of the Supplemental Presentation is also available on the Investors section of the Company’s website.
Item 9.01.     Financial Statements and Exhibits.
(d) Exhibits:

Exhibit No.	Description
3.1	Amended and Restated Bylaws of i3 Verticals, Inc., as amended and restated on November 16, 2022
99.1	Press release issued by i3 Verticals, Inc. on November 16, 2022
99.2	Supplemental Presentation
104	Cover Page Interactive Date File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: November 16, 2022

i3 VERTICALS, INC.

By:	/s/ Clay Whitson
Name:	Clay Whitson
Title:	Chief Financial Officer